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                                                                   Exhibit 10.36
                                ESCROW AGREEMENT

     ESCROW AGREEMENT, dated as of September 23, 1999 (this "AGREEMENT") among the WORLDWIDE WEB NETWORX CORPORATION, a Delaware corporation ("WWWX"), NEW AMERICA NETWORK, INC., a Delaware corporation ("NAI"), and WEINSTEIN, GOSS, SCHLEIFER, EISENBERG, WINKLER, ROTHWEILER & OSTROFF, Attorneys at Law ("ESCROW AGENT").

                                   WITNESSETH

     WHEREAS, simultaneously with execution and delivery of this Agreement, WWWX and NAI have entered into a Share Exchange Agreement (the "EXCHANGE AGREEMENT") and WWWX, NAI and Real Quest, Inc., a New Jersey Corporation ("RQ"), have entered into a Real Quest, Inc. Shareholders' Agreement (the "RQ SHAREHOLDERS' AGREEMENT");

     WHEREAS, pursuant to the Exchange Agreement, WWWX agreed to place 750,000 shares of WWWX common stock (the "ESCROWED STOCK")with the Escrow Agent to be distributed in accordance with the provisions of this Agreement;

     NOW, THEREFORE, parties agree as follows:

     SECTION 1. PLACEMENT OF ESCROWED STOCK WITH THE ESCROW AGENT.

         (a) DELIVERY OF THE ESCROWED STOCK. Simultaneously with the execution of this Agreement, WWWX is delivering (or will immediately thereafter undertake to) deliver a share certificate representing the Escrowed Stock in the name of NAI to the Escrow Agent to be held in escrow pursuant to the terms and conditions of this Agreement, and the Escrow Agent is accepting the Escrowed Stock for deposit in escrow pursuant to the terms and conditions of this Agreement. All interest, income and earnings on the Escrow Amount are hereinafter referred as the "ESCROW INTEREST".

         (b) DIVIDENDS AND DISTRIBUTIONS. The Escrow Agent will hold the Escrowed Stock for the benefit and on behalf of WWWX and NAI. Any dividends or distributions made by WWWX with respect to the Escrowed Stock during the period of time that the Escrowed Stock is held by the Escrow Agent will be distributed to NAI. The Escrowed Stock shall be under the sole dominion and control of the Escrow Agent and may be disbursed from the Escrow Account only in accordance with the terms of this Agreement.

         (c) VOTING TRUST. During the period that the Escrowed Stock is held in escrow by the Escrow Agent, NAI will be entitled, for and in its name, to vote and otherwise act with respect to the Escrowed Stock, at all annual, special, and other meetings of stockholders (or by

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written consent in lieu of those meetings) and at any other times that the
Escrowed Stock is required to be, or may be voted or acted upon.

     SECTION 2. DISTRIBUTION OF THE ESCROWED STOCK. The Escrow Agent shall continue to hold the Escrowed Stock in escrow until the Escrow Agent's receipt of written instruction ("INSTRUCTIONS") signed by either (i) the accounting firm appointed by NAI Direct, Inc., a Delaware corporation, as its independent auditor (the "AUDITOR") certifying as to whether or not the Revenue Goal (as defined in the Exchange Agreement) has been met and instructing the Escrow Agent to distribute the Escrowed Stock to either WWWX or NAI or (ii) both of WWWX and NAI, stating either that RQ Shareholders' Agreement has been terminated and to which party the Escrowed Stock should be delivered. The Escrow Agent irrevocably
(i) undertakes to act in accordance with the terms set forth in this Agreement and (ii) waives any and all rights of set-off, counterclaim or deduction whatsoever against or from the Escrowed Stock, except with respect to the fees and expenses referred to in SECTION 3(F), as to which, the Escrow Agent is hereby granted a lien on the Escrowed Stock in order to secure the timely payment of such fees and expenses.

     SECTION 3. THE ESCROW AGENT. The acceptance by the Escrow Agent of its duties under this Escrow Agreement is subject to the following terms and conditions, which all parties to this Escrow Agreement hereby agree shall govern and control with respect to the rights, duties and liabilities of the Escrow
Agent:

         (a) PROTECTION OF THE ESCROW AGENT. The Escrow Agent shall be liable as a depository only and shall not be responsible or accountable for the correctness of any information set forth in any statements delivered to it, nor shall it be required in any event to verify the correctness of any such statements and it shall not be responsible for verifying compliance by either WWWX or NAI with any agreement, including, but not limited to, the Exchange Agreement and the RQ Shareholders' Agreement, among such parties relating to the release of the Escrowed Stock. The Escrow Agent shall be entitled to rely, without any investigation whatsoever, upon the communication received from WWWX, NAI or the Auditor. The Escrow Agent shall be entitled to deem the signatories of any communication submitted to it hereunder as being those purported to be authorized to sign such communication on behalf of such party and shall be entitled to rely on the genuineness of the signatures of such signatories without inquiry and without substantiating evidence of any kind.

         (b) DUTIES. The duties of the Escrow Agent are only such as are herein specifically provided.

         (c) ESCROW AGENT'S COUNSEL. The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the advice of such counsel.

         (d) OTHER AGREEMENTS. Other than this Escrow Agreement, the Escrow Agent is not a party to or otherwise bound by any understanding, document or agreement (including, but not limited to the Exchange Agreement or the RQ Shareholders' Agreement) of any kind relating

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to the subject matter of this Escrow Agreement.

         (e) COLLECTION. The Escrow Agent, shall have no obligation whatsoever to take any measures to collect the Escrowed Stock if the Escrowed Stock is not delivered to it.

         (f) ESCROW AGENT FEES. As compensation for the services of the Escrow Agent to be performed hereunder, the Escrow Agent is hereby receiving a fee of $1,500 payable upon the execution of this Agreement. In addition, the Escrow Agent shall be entitled to reimbursement, within 30 days of presentation of appropriate documented invoices, from WWWX of the Escrow Agent's reasonable out-of-pocket expenses incurred in the performance of his duties hereunder. NAI agrees to reimburse WWWX for 50% of any amounts paid by WWWX to the Escrow Agent as reimbursement of expenses. The Escrow Agent shall pre-advise WWWX and NAI prior to incurring any such expenses.

     SECTION 4. INDEMNIFICATION OF ESCROW AGENT. WWWX and NAI agree to indemnify the Escrow Agent from, and to hold it harmless against, any and all losses, liabilities, claims, damages, actions, suits, costs and expenses incurred without gross negligence or bad faith on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and expenses (including reasonable counsel fees and expenses) of defending itself against any claim or liability. All amounts payable pursuant to this SECTION 4 shall be either (a) shared equally by WWWX and NAI, so long as neither WWWX or NAI is the party iniating the subject action, (b) the non-initiating party of the subject action if the Escrow Agent is found to have acted improperly or (c) the initiating party of the subject action if the Escrow Agent is found to have acted properly.

     SECTION 5. RESIGNATION OF ESCROW AGENT. The Escrow Agent shall have the right, in its discretion, to resign and be discharged from its duties and obligations hereunder at any time by giving at least 30 days' prior written notice of such resignation to WWWX and NAI. In such event, WWWX and NAI will act in good faith to promptly select another entity, which will be appointed as successor Escrow Agent, and will enter into an agreement with such other institution in substantially the form of this Escrow Agreement. The Escrow Agent shall continue to serve until its successor accepts the terms of this Escrow Agreement by written notice thereof to each of WWWX and NAI and receives the Escrowed Stock. WWWX and NAI shall have the right at any time upon unanimous consent to substitute a new Escrow Agent by giving notice thereof to the Escrow Agent then acting, and the Escrow Agent shall deliver the Escrowed Stock to the successor Escrow Agent at the written direction of WWWX and NAI.

     SECTION 6. TERMINATION. This Escrow Agreement shall terminate, and Escrow Agent shall be released from all claims of any sort arising under this Agreement, upon the final disbursement of the Escrowed Stock in accordance with the provisions of this Escrow Agreement. This SECTION 6 shall survive termination of this Agreement.

     SECTION 7. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, by registered or certified mail or by courier or messenger, or sent by facsimile (with confirmation received) to the parties at the following addresses:

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         (a)  If to WWWX, to:

               WorldWide Web NetworX Corporation
               521 Fellowship Road, Suite 130
               Mount Laurel, NJ 08054
               Attn.: President and CEO
               Fax: 856-914-0745

               with a copy to:

               Attn.: Allan M. Cohen, Esq.
               General Counsel
               Fax: 856-914-0842

         (b) If to NAI, to:

             New America Network, Inc.
             P.O. Box 950
             572 US Route 130
             Hightstown, NJ  08520
             Attn: Gerald C. Finn, Chairman and CEO
             Fax Number:  (609) 448-8126

             with a copy to:  Edward J. Finn, Esq.

             General Counsel
             Fax Number: (410) 884-4072

         (c) If to the Escrow Agent, to:

             WEINSTEIN, GOSS, SCHLEIFER, EISENBERG, WINKLER,
             ROTHWEILER & OSTROFF
             1634 Spruce Street
             Philadelphia, PA 19103-6719
             Attn.:  Michael M. Goss
             Fax:  215-546-0118

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the other parties, and such notice, or communication shall be deemed to have been given or made as of the date so delivered. No change in any of such addresses or facsimile numbers shall be effective insofar as notices under this Section are concerned unless such changed address shall have been given to each other party hereto as provided in this Section.

     SECTION 8. SETTLEMENT OF DISPUTES. If any dispute arises under this Escrow Agreement with respect to the delivery, ownership or right of possession of any of the Escrowed Stock, or the duties of the Escrow Agent hereunder, or as to any other matter arising out of or

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relating to this Agreement, such dispute shall be settled either by mutual agreement of WWWX and NAI (evidenced by appropriate instructions in writing to the Escrow Agent, signed by WWWX and NAI and satisfactory in all respects to the Escrow Agent and its counsel) or by a final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired and no appeal having been perfected), all costs and expenses of which (including reasonable attorneys' fees) shall be borne by the party against which the dispute is settled. The Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

     SECTION 9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE. THE PARTIES AGREE TO WAIVE A JURY TRIAL IN ANY PROCEEDING BROUGHT TO ENFORCE ANY OF THE TERMS OF THIS AGREEMENT.

     SECTION 10. WAIVERS AND AMENDMENTS. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented, and any terms hereof may be waived only by a written instrument executed by the parties hereto.

     SECTION 11. SEVERABILITY. The terms of this Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

     SECTION 12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     SECTION 13. SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

     SECTION 14. JOINT AND SEVERAL LIABILITY. WWWX and NAI shall be jointly and severally liable for all amounts payable to the Escrow Agent hereunder.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                WORLDWIDE WEB NEWORX CORPORATION

                                By:
                                  Name:  Robert D. Kohn
                                  Title:  President and CEO

                                NEW AMERICA NETWORK, INC.

                                By:
                                  Name:  Gerald C. Finn
                                  Title: Chairman and CEO

                                WEINSTEIN, GOSS, SCHLEIFER, EISENBERG, WINKLER, ROTHWEILER & OSTROFF, in its capacity as Escrow Agent

                                By:
                                  Name:  Michael M. Goss
                                  Title:  Partner